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                                                                   EXHIBIT 4.9.3



                         REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement ("Agreement") is entered into as of this 30th day of December, 1996, by and between GREENBRIAR CORPORATION, a Nevada corporation (the "Company"), and Floyd B. Rhoades (the "Shareholder") and evidences that for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.

                                  INTRODUCTION

   Section 1.1. Recitals. The Company and Shareholder (among others) have entered into an Agreement and Plan of Merger dated November 21, 1996 (the "Merger Agreement"), pursuant to which the Company will issue 870,520 shares of the Company's common stock, par value $0.01 per share, to Shareholder, in connection with the acquisition of American Care Communities, Inc. This Agreement shall become effective upon the issuance of such securities to Shareholder. Certain capitalized terms used in this Agreement are defined in
Article VI hereof; references to sections shall be to sections of this Agreement.

                                  ARTICLE II.

                              DEMAND REGISTRATION

   Section 2.1. Request. At any time after two years from the closing of the Merger Agreement, upon the written request of a Shareholder, requesting that the Company effect the registration under the Securities Act of all or part of such Shareholders' Registrable Securities and specifying the intended method of disposition thereof, the Company will use its best efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been so requested to be registered by such Shareholder for disposition in accordance with the intended method of disposition stated in such request; provided, that, the provisions of this Article II shall not require the Company to effect more than two registrations of Registrable Securities.

   Section 2.2. Registration Statement Form. Registrations under this Article II shall be on an appropriate registration form of the Commission (i) as shall be selected by the Company and shall be reasonably acceptable to the Shareholder and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in their request for such registration. The Company agrees to include in any such registration statement all information which holders of Registrable Securities being registered shall reasonably request.

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   Section 2.3.  Expenses.  The Company will pay all Registration Expenses in connection with any registrations requested pursuant to this Article II.

   Section 2.4. Selection of Underwriters. If a requested registration pursuant to this Article II involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the Company and shall be reasonably acceptable to a majority of the shareholders included in the offering.

   Section 2.5. Priority in Requested Registrations. If a requested registration pursuant to this Article II involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company which are not Registrable Securities) exceeds the number which can be sold in such offering within a price range reasonably acceptable to the Company and to the holders of a majority (by number of shares) of the Registrable Securities requested to be included in such registration, the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, the Registrable Securities, and other securities of the Company to be included in such registration in proportion to the amounts of each originally proposed to be included.

   Section 2.6. Not a Requested Registration if Company Participates. If the Company registers any of its securities on its own behalf in a Registration initiated as a requested registration pursuant to this Article II, such requested registration shall not count for the purposes of determining the number of requested registrations which holders of Registrable Securities are entitled to under this Article II; provided, however, that the registration shall continue to be a requested registration for all other purposes.


                                  ARTICLE III.

                           "PIGGY BACK" REGISTRATION

   Section 3.1. Right to Include Registrable Securities. If the Company at any time proposes to file a registration statement under the Securities Act covering any of its securities (other than a registration on Form S-8 or S-4, or any successor or similar forms, other than pursuant to Article II, and other than in the currently planned Company registration statement on Form S-1), whether or not for sale on its own account, it will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so and of such holders' rights under this Article III. Upon the written request of any such holder made within 30 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable

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Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register; provided, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities entitled to do so to request that such registration be effected as a registration under Article II and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Article III shall relieve the Company of its obligation to effect any registration upon request under
Article II. The Company will pay all Registration Expenses incurred by holders by Registrable Securities in connection with each registration of Registrable Securities requested pursuant to this Article III.

   Section 3.2. Priority in Piggy-Back Registrations. If (i) a registration pursuant to this Article III involves an underwritten offering of the securities being registered, whether or not for sale for the account of the Company, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, and (ii) the managing underwriter of such underwritten offering shall inform the Company and holders of the Registrable Securities requesting such registration by letter of its belief that the distribution of all or a specified number of such Registrable Securities concurrently with the securities being distributed by such underwriters would interfere with the successful marketing of the securities being distributed by such underwriters (such writing to state the basis of such belief and the approximate number of such Registrable Securities which may be distributed without such effect), then the Company may, upon written notice to all holders of such Registrable Securities, reduce pro rata (if and to the extent stated by such managing underwriter to be necessary to eliminate such effect) the number of such Registrable Securities and securities proposed to be sold by any person other than the Company the registration of which shall have been requested by each holder of Registrable Securities and each person other than the Company so that the resultant aggregate number of such Registrable Securities so included in such registration shall be equal to the number of shares stated in such managing underwriter's letter.

                                  ARTICLE IV.

                            REGISTRATION PROCEDURES

   Section 4.1. Preparation of Filings. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Articles II or III, the following shall apply:

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       (a) Registration Statement.  The Company shall promptly prepare and file
    (in the case of a registration pursuant to Article II, such filing to be made within 90 days after the initial request of the holder of Registrable Securities or in any event as soon after such request as possible) with the Commission the requisite registration statement to effect such registration (including such audited financial statements as may be required by the Securities Act or the rules and regulations promulgated thereunder) and thereafter use its best efforts to cause such registration statement to become and remain effective.

       (b) Amendments. The Company shall prepare and file with the Commission such amendments, post effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for nine months or such shorter period as all Registerable Securities have been sold in accordance with the intended methods of disposition specified by the holders thereof; and in the case of a registration under Article III, such period of time as the Company determines.

       (c) Copies of Documents. The Company shall furnish to each seller of Registrable Securities covered by such registration statement and each underwriter, if any, of the securities being sold by such seller such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits to such Registration Statement), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed pursuant to Rule 424 under the Securities Act and such other documents, as such seller and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Seller (it being understood that the Company consents to the use of the prospectus and any amendments or supplement thereto by each holder of Registrable Securities covered by the Registration Statement and the underwriter or underwriters, if any, in connection with the offering and sale of Registrable Securities covered by the prospectus or any amendment or supplement thereto).

       (d) Blue-Sky. The Company will use its best efforts to register or qualify all Registrable Securities under the securities laws or blue sky laws of the jurisdictions as any seller thereof and any underwriter of the securities being sold by such seller and any Requesting Holder shall reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller and underwriter to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in

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    any jurisdiction wherein it would not but for the requirements of this subsection (d) be obligated to be so qualified, or to consent to general service of process in any such jurisdiction.

       (e) Other Approvals. The Company will use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the intended disposition of such Registrable Securities.

       (f) Opinions; Comfort Letters. The Company shall furnish to each seller of Registrable Securities a signed counterpart, addressed to such seller, (and the underwriters, if any) of

         (i) an opinion of counsel for the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such seller, and

         (ii) a "comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters, and, in the case of the legal opinion, such other legal matters, as such seller or such Requesting Holder (or the underwriters, if any) may reasonably request.

       (g) Notice of Events. The Company will notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon the Company's discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such

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    seller promptly prepare and furnish to such seller and each underwriter, if any, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

       (h) Earnings Statement. The Company will otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and will furnish to each such seller and each Requesting Holder at least five business days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which any such seller or any Requesting Holder shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder.

       (i) Listing. The Company will cause all Registrable Securities covered by the registration statement to be listed on each securities exchange or traded or quoted on each market on which the same class of securities issued by the Company are then listed, traded or quoted.

       (j) Transfer Agent. The Company will provide a transfer agent, registrar and a CUSIP number for all Registrable Securities no later than the effective date of such Registration Statement.

       (k) Access. The Company will make available for inspection by any holder of Registrable Securities included in such registration statement, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement; provided that records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed to the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or (ii) the

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    release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; provided, further, that any decision not to disclose information pursuant to clause (i) shall be made after consultation with counsel for the Company and counsel for such holders; and each holder of Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential.

   Section 4.2. Data from Holders of Registerable Securities. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

   Section 4.3. Discontinuance of Use of Prospectus. Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any written notice from the Company of the occurrence of any event of the kind described in Section 4.1(g), such holder will forthwith discontinue such holder's offer of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.1(g) and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 4.1(b) shall be extended by the length of the period from and including the date when each seller of any Registrable Securities covered by such registration statement shall have received such notice to the date on which each such seller has received the copies of the supplemented or amended prospectus contemplated by Section 4.1(g).

   Section 4.4. References to Holders in Registration Statements. If any registration or comparable statement refers to any holder of Registrable Securities by name or otherwise as the holder of any securities of the Company then such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such holder.

   Section 4.5. Underwritten Offerings. If requested by the underwriters for any underwritten offering by holders of Registerable Securities pursuant to a registration requested under Article II, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in form and

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substance to the Company, each such holder and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 5.1. The holders of the Registrable Securities will cooperate with the Company in the negotiation of the underwriting agreement and will give consideration to the reasonable suggestions of the Company regarding the form thereof; provided, that nothing herein contained shall diminish the foregoing obligations of the Company. The holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law.

   Section 4.6. Holdback Agreements. The Company agrees (i) if so required by a managing underwriter of an offering of Registerable Securities not to effect any public sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the seven days prior to and the 90 days after any underwritten registration pursuant to Articles II or III has become effective, except as part of such underwritten registration and except pursuant to registrations on Form S-8, or any successor or similar forms thereto, and (ii) to cause each holder of its securities or any securities convertible into or exchangeable or exercisable for any of such securities, in each case purchased directly from the Company at any time after the date of this Agreement (other than in a public offering) to agree not to effect any such public sale or distribution of such securities during such period except as part of such underwritten registration.

   Section 4.7. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities registered under such registration statement, their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

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   Section 4.8.  Rights of Requesting Holders.  The Company will not file any registration statement under the Securities Act (other than by a registration on Form S-8), unless it shall first have given to each holder of Registrable Securities at the time outstanding at least thirty days prior written notice thereof. The Company shall provide any Person who requests, within thirty days after such notice (a "Requesting Holder"), the following: (i) all information, documents and other materials such Requesting Holder would be entitled to if such Requesting Holder were a seller of Registerable Securities; and (ii) the rights to participate and access provided to sellers of Registerable Securities. In addition, if any such registration statement refers to any Requesting Holder by name or otherwise then such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder, to the effect that the holding by such holder of such securities does not necessarily make such holder a "controlling person" of the Company within the meaning of the Securities Act and is not to be construed as a recommendation by such holder of the investment quality of the Company's debt or equity securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any rules and regulations promulgated thereunder, the deletion of the reference to such holder.

                                   ARTICLE V.

                                INDEMNIFICATION

   The Company and the Shareholder agree to enter into typical and customary indemnification and contribution agreements with the underwriters, if any, and each other, regarding the actions of and information supplied by each in connection with a registration of securities pursuant to this Agreement.

                                  ARTICLE VI.

                                  DEFINITIONS

   As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

   Commission: The Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

   Common Stock:  The common stock, par value $.01, of the Company.

   Company:  As defined in the introductory paragraph of this Agreement.

   Exchange Act: The Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

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Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such similar federal statute.

   Merger Agreement: As defined in Section 1 of this Agreement.

   Person: A corporation, association, partnership, organization, business, individual, governmental agency or political subdivision thereof.

   Registrable Securities: (a) any shares of Common Stock issued pursuant to the Merger Agreement, (b) any securities issued or issuable pursuant to the Merger Agreement or any Common Stock referred to in the foregoing subdivision by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.
As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (d) they shall have ceased to be outstanding.

   Registration Expenses: All costs, fees and expenses of attorneys, accountants, experts, printers and all filing fees with the Commission, the American Stock Exchange or such other stock exchange on which the Company's common stock is traded, or other applicable governmental authority, but not including the discounts and commissions payable to underwriters, brokers or dealers.

   Requesting Holder:  As defined in Section 4.8 of this Agreement.

   Securities Act: The Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as of the same shall be in effect at the time. References to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such similar Federal statute.

   Shareholder.     As defined in Section 1 of this Agreement.

                                  ARTICLE VII.

                                    RULE 144

   Section 7.1. Rule 144. The Company shall timely file the reports required to be filed by it under the Securities Act and the Exchange Act (including but not limited to the reports under

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Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of
Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, will, upon the request of any holder of Registrable Securities, make publicly available other information) and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.


                                 ARTICLE VIII.

                                 MISCELLANEOUS

   Section 8.1. Remedies. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach of any representation or covenant in this Agreement and hereby agrees to waive the defense in any action for specific performance of such an obligation that a remedy at law would be adequate.

       Section 8.2. Adjustments Affecting Registrable Securities. The Company will not take any action, or permit any change to occur, with respect to the Registrable Securities which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

   Section 8.3. Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities.

   Section 8.4. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

   Section 8.5. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF TEXAS WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAWS.

   Section 8.6. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and each other party hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

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   Section 8.7.  Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

   Section 8.8. Notices. Except as otherwise provided in this Agreement, all communications provided for hereunder shall be in writing and sent by first-class mail, postage prepaid, and (a) if addressed to a party to the Merger Agreement other than the Company, addressed to such party in the manner set forth in the Merger Agreement or at such other address as such party shall have furnished to the Company in writing, or (b) if addressed to any other holder of Registrable Securities, at the address that such holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Registrable Securities who has furnished an address to the Company, or (c) if addressed to the Company, to the attention of its President, or at such other address, or to the attention of such other officer, as the Company shall have furnished to each holder of Registrable Securities at the time outstanding.

   Section 8.9. No Implied Waiver. No course of dealing between the Company and the Shareholder or any other holder of Registrable Securities and no delay in exercising any right, power or remedy conferred hereby or now or hereafter existing at law or in equity, by statute or otherwise, shall operate as a waiver of, or otherwise prejudice, any such right, power or remedy.

   Section 8.10. No Inconsistent Agreements. Without the written consent of the holders of a majority of the then outstanding Registrable Securities, the Company will not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The Company has not previously entered into any agreement with respect to its securities granting any registration rights to any Person. The rights granted to the holders of Registrable Securities hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreements previously entered into by the Company.

   Section 8.11. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

   Section 8.12. Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of 51% or more of the shares of Registrable Securities. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this section 5, whether or not such Registrable Securities shall have been marked to indicate such consent.

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

   Section 8.13. Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.
   IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                    GREENBRIAR CORPORATION


                                    By:________________________________
                                        Oscar Smith, Vice President


                                    ___________________________________
                                        Floyd B. Rhoades






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